ARTICLES OF MERGER
                                      OF
                          ENTRADA INDUSTRIES, INC.
                          (a Delaware corporation)
                                     AND
                        UTAH ENTRADA INDUSTRIES, INC.
                            (a Utah corporation)

     Pursuant to Section 16-10-69 of the Utah Business Corporation Act (the "Business Corporation Act"), the undersigned corporations hereby adopt the following Articles of Merger for the purpose of merging Entrada Industries, Inc., a Delaware corporation ("Entrada"), with and into Utah Entrada Industries, Inc., a Utah corporation ("Utah Entrada"), which shall be the surviving corporation.

     FIRST: Pursuant to Sections 16-10-66 and 16-10-72 of the Business Corporation Act, the respective Boards of Directors of Entrada and Utah Entrada, by resolutions duly adopted by each such Board, approved the Plan and Agreement of Merger dated as of May 17, 1988, a copy of which is attached as Exhibit A and incorporated herein by reference (the "Merger Agreement").

     SECOND:   The Merger Agreement was duly approved by Questar
Corporation, a Utah corporation, the holder of 4,309,427 shares of Entrada's Class A common stock, $1.00 par value, constituting all of the outstanding shares of stock, by written waiver and consent dated May 18, 1988.

     THIRD: The Plan of Merger was duly approved by Entrada, the holder of 50 shares of Utah Entrada's common stock, $1.00 par value, constituting all the outstanding shares of stock, by written waiver and consent dated May 18, 1988.

     IN WITNESS WHEREOF, Entrada and Utah Entrada have each caused these Articles of Merger to be executed by duly authorized officers this 18th day of May, 1988.

                                   ENTRADA INDUSTRIES, INC.


                                   By   /s/ R. D. Cash
                                        R. D. Cash
                                        Chairman, President and
                                        Chief Executive Officer


                                   By   /s/ S. E. Parks
                                        S. E. Parks
                                        Assistant Secretary

                                   UTAH ENTRADA INDUSTRIES, INC.


                                   By   /s/ W. F. Edwards
                                        W. F. Edwards
                                        Vice President and
                                        Chief Financial Officer


                                   By   /s/ Connie C. Holbrook
                                        Connie C. Holbrook
                                        Secretary


State of Utah  )
               : ss.
County of Salt Lake)

     I, Laura A. Hazel, a Notary Public, hereby certify that on the 18th day of May, 1988, personally appeared before me R. D. Cash and S.
E. Parks, who each being by me first duly sworn, declared that they are the persons who signed the foregoing document and that the statements contained therein are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 18th day of May, 1988.



                                   /s/ Laura A. Hazel
                                   Notary Public
                                   Residing in Salt Lake County, Utah

My Commission Expires:
April 1, 1992


State of Utah  )
               : ss.
County of Salt Lake)

     I, Laura A. Hazel, a Notary Public, hereby certify that on the 18th day of May, 1988, personally appeared before me W. F. Edwards and Connie C. Holbrook, who each being by me first duly sworn, declared that they are the persons who signed the foregoing document and that the statements contained therein are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 18th day of May, 1988.



                                   /s/ Laura A. Hazel
                                   Notary Public
                                   Residing in Salt Lake County, Utah

My Commission Expires:
April 1, 1992

                                                        Exhibit A

                         PLAN AND AGREEMENT OF MERGER

     This Plan and Agreement of Merger dated as of May 17, 1988 (the "Merger Agreement") between Entrada Industries, Inc., a Delaware corporation ("Entrada") and Utah Entrada Industries, Inc., a Utah corporation ("Utah Entrada") (collectively, the "Constituent
Corporations").

                                  WITNESSETH:

     WHEREAS, the Board of Directors of each of the Constituent Corporations deem it advisable and in the best interest of such corporation and its stockholder that the Constituent Corporations be merged in a transaction through which Utah Entrada would be the surviving corporation; Entrada would cease to have a separate corporate existence; and, the stockholder currently holding shares of Entrada would receive shares of Utah Entrada in substitution therefore; and

     WHEREAS, the Board of Directors of each of the Constituent
Corporations has approved this Merger Agreement by resolutions duly adopted;

     NOW, THEREFORE, in consideration of the premises and of their mutual covenants and agreements, the Constituent Corporations hereby agree that the terms and conditions of the merger contemplated hereby (the "Merger") and the mode of carrying the Merger into effect, shall be as follows:

                            ARTICLE ONE

                    The Surviving Corporation

     Section 1.01. At the time when the Merger shall become effective (the "Effective Time"), Entrada will merge into Utah Entrada and Utah Entrada will be the continuing and surviving corporation in the Merger, will continue to exist under the laws of the state of Utah, and will be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Time. As used in this Merger Agreement, the term "Surviving Corporation" refers to Utah Entrada at and after the Effective Time.

     Section 1.02. The name of the Surviving Corporation shall be Entrada Industries, Inc.

     Section 1.03. The Articles of Incorporation and Bylaws of the Utah Entrada in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving
Corporation except that Article I of the Articles of Incorporation shall be amended to read as follows:

     "The name of this Corporation shall be Entrada Industries, Inc."

     Section 1.04. The principal office of the Surviving Corporation in the state of Utah shall be at 79 South State Street, Salt Lake
City, Utah.

     Section 1.05. The Surviving Corporation hereby consents to be sued and served with process in the state of Delaware in any proceeding in the state of Delaware to enforce against the Surviving Corporation any obligation of Entrada, or to enforce the rights of a dissenting shareholder of Entrada, and the Surviving Corporation hereby irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such proceeding in the state of Delaware.

                           ARTICLE TWO

                   Distributions to Shareholders

     Section 2.01. At the Effective Time and as a result of the Merger, each issued share of Entrada's Class A Common Stock (excluding any shares held as treasury stock) shall, automatically and without further act of either of the Constituent Corporations or of the holder thereof, be extinguished and converted into one issued share of the Common Stock of the Surviving Corporation.

     Section 2.02.  Each issued share of Entrada's Class A Common
Stock or Class B Common Stock held in Entrada's treasury shall be canceled and retired.

     Section 2.03. At the Effective Time and as a result of the Merger, each of the issued shares of Common Stock of Utah Entrada held by Entrada shall be canceled and extinguished.

                           ARTICLE THREE

               Termination and Abandonment: Amendment

     Section 3.01. The Merger contemplated by this Merger Agreement may be terminated and abandoned by the Board of Directors of either of the Constituent Corporations at any time prior to the Effective Time and for any reason, without notice of such action to the other Constituent Corporation, notwithstanding approval of this Merger Agreement by the stockholders of one or both of the Constituent Corporations.

     Section 3.02. From time to time and at any time prior to the Merger Date, the Merger Agreement may be amended by an agreement in writing executed in the same manner as this Merger Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations, but no such amendment made subsequent to the adoption of this Merger Agreement by the stockholders of either of the Constituent Corporations shall (i) alter or change the amount or kind of shares or other consideration to be received by the stockholders in the Merger, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger.

                          ARTICLE FOUR

                    Effective Date of Merger

     Section 4.01. (a) After this Merger Agreement shall have been duly adopted by the Board of Directors and the stockholder of each of the Constituent Corporations, the Constituent Corporations shall cause the Merger to be consummated by filing with the Secretary of State for the State of Delaware a Certificate of Merger to be executed, acknowledged and filed in accordance with Section 251 of the General Corporation Law of the State of Delaware and by filing with the Utah State Division of Corporations and Commercial Code Articles of Merger in accordance with applicable provisions of Article 2 of the Utah Business Corporation Act. The later date and time of issuance of the appropriate Certificate of Merger by the Secretary of State for the State of Delaware and the Utah State Division of Corporations and Commercial Code, respectively, is referred to herein as the "Effective Time."

     (b) At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public or private nature, of each of the Constituent Corporations, all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and bested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Corporation, shall not revert or be in any way impaired by reason of the Merger.

     (c) At the Effective Time, the Surviving Corporation shall be responsible and liable for the liabilities and obligations of each of the Constituent Corporations and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted as if such Merger had not taken place, or the Surviving creditors nor any liens upon the property of the Constituent Corporations shall be impaired by such Merger.

     (d) The net surplus of the Constituent Corporations that was available for dividends immediately prior to such Merger, to the extent that such surplus is not transferred to stated capital or capital surplus by the issuance of shares, shall continue to be available for the payment of dividends by the Surviving Corporation.

     IN WITNESS WHEREOF, this Merger Agreement has been executed on behalf of the Constituent Corporations by their duly authorized officers on this 17th day of May, 1988.

                                   Entrada Industries, Inc.
Attest:                            a Delaware corporation


By:  /s/ S. E. Parks         By:        /s/ R. D. Cash
     S. E. Parks                        R. D. Cash
     Assistant Secretary                Chairman, President, and
                                        Chief Executive Officer

                                   Utah Entrada Industries, Inc.
Attest:                            a Utah Corporation


      /s/ Connie C. Holbrook  By:       /s/ W. F. Edwards
     Connie C. Holbrook                 W. F. Edwards
     Secretary                          Vice President and
                                        Chief Financial Officer


State of Utah  )
               : ss.
County of Salt Lake)

     I, Laura A. Hazel, a Notary Public, hereby certify that on the 18th day of May, 1988, personally appeared before me R. D. Cash and S.
E. Parks who each being by me first duly sworn, declared that they are the persons who signed the foregoing document and that the statements contained therein are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 18th day of May, 1988.

                                   /s/ Laura A. Hazel
                                   Notary Public
                                   Residing in Salt Lake County, Utah

My Commission Expires:
April 1, 1992


State of Utah  )
               : ss.
County of Salt Lake)

     I, Laura A. Hazel, a Notary Public, hereby certify that on the 18th day of May, 1988, personally appeared before me W. F. Edwards and Connie C. Holbrook, who each being by me first duly sworn, declared that they are the persons who signed the foregoing document and that the statements contained therein are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 18th day of May, 1988.


                                   /s/ Laura A. Hazel
                                   Notary Public
My Commission Expires:             Presiding in Salt Lake County, Utah
April 1, 1992